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                                                                 AMENDED THROUGH
                                                                  March 19, 1997

                                     BY-LAWS

                                       of

                           PACKARD BIOSCIENCE COMPANY
                      (formerly CANBERRA INDUSTRIES, INC.)

                            (A DELAWARE CORPORATION)

                                   ARTICLE I.

                             MEETING OF SHAREHOLDERS

      Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held at the principal office of the Corporation in the City of Meriden, State of Connecticut, or at such place, either within or without the State of Delaware, as shall be designated in the notice of meeting, on such date in the months of April or May or on such other date and at such time as shall be stated in the notice of meeting. The Secretary shall serve personally, or by mail, a written notice not less than ten (10) days nor more than sixty (60) days before such meeting, addressed to each shareholder at his address as it appears on the stock book; but at any meeting at which all shareholders shall be present, or of which all not present have waived notice in writing, the giving of notice as above required may be dispensed with.

      Section 2. QUORUM. The presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum for
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the transaction of business, but a lesser number may adjourn to some future time not less than ten (10) nor more than sixty (60) days later, and the Secretary shall thereupon give at least ten (10) days' notice by mail to each shareholder entitled to vote who was absent from such meeting.

      Section 3. SPECIAL MEETINGS. Special meetings of shareholders other than those regulated by statute may be called at any time by the President or by a majority of the Directors. Notice of such meeting stating the purpose for which it is called shall be served personally, or by mail, not less than ten (10) days nor more than sixty (60) before the date set for such meeting. If mailed, it shall be directed to every shareholder at his address as it appears on the stock book; but at any meeting at which all shareholders shall be present, or of which shareholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of shareholders whenever so requested in writing by one (1) or more shareholders representing not less than one-half (1/2) of the total number of shares of the issued and outstanding capital stock of the Corporation. No business other than that specified in the call for the meeting shall be transacted at any meeting of the shareholders.

      Section 4. VOTING. At all meetings of the shareholders all questions, the manner of deciding which is not specifically regulated by statute, shall be determined by a majority of the shareholders present in person or by proxy; provided, however, that any qualified voter may demand a stock vote, in which case each shareholder present, in person or by proxy, shall be
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entitled to cast one (1) vote for each share of stock owned or represented by him. All voting shall be by voice vote except that a written ballot may be used when so requested by a majority of the holders of outstanding shares present at the meeting; such stock vote shall be by ballot, each of which shall state the name of the shareholder voting and the number of shares owned by him, and in addition, if such ballot be cast by proxy, the name of the proxy shall be stated. The casting of all votes at special meetings of shareholders shall be governed by the provisions of the Corporation Laws of this State.

                                   ARTICLE II.

                                    DIRECTORS

      Section 1. NUMBER. The affairs and business of this Corporation shall be managed by a Board of at least three (3) but not more than twelve (12) Directors. The number of positions on the Board of Directors shall be the number fixed by resolution of the shareholders or Board of Directors, or, in the absence of such resolution, shall be the number of Directors elected at the preceding annual meeting of shareholders. The Board of Directors may by resolution increase the number of positions on the Board of Directors at any time.

      Section 2. HOW ELECTED. At the annual meeting of shareholders, the persons receiving a majority of the votes cast shall be Directors and shall constitute the Board of Directors for the ensuing year.

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      Section 3. TERM OF OFFICE. The term of office of each of the Directors shall be one (1) year, and thereafter until his successor has been elected.

      Section 4. DUTIES OF DIRECTORS. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such Directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these By-Laws and the laws of the State of Delaware.

      Section 5. DIRECTORS' MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the shareholders as aforesaid, and in the same place as aforesaid meeting of the shareholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President or the Secretary at any time, and shall be called by the President or the Secretary upon the written request of three (3) Directors.

      Section 6. NOTICE OF MEETINGS. Notice of the time, place and general purpose of each meeting, other than the regular annual meeting, shall be given to each Director in person or by telephone at least two (2) days before the day of the meeting, or by mailing such notice to him at his last known post office address at least three (3) days before the day of the meeting
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including the day of mailing.

      Section 7. QUORUM. At any meeting of the Board of Directors, a majority of the Board shall constitute a quorum for the transaction of business; but in the event of a quorum not being present, a less number may adjourn the meeting to some future time, not more than thirty (30) days later.

      Section 8. VOTING. At all meetings of the Board of Directors, each Director is to have one (1) vote, irrespective of the number of shares of stock that he may hold.

      Section 9. VACANCIES. Vacancies on the Board occurring between annual meetings, and vacancies created by an increase in the number of directorships, may be filled for the unexpired portion of the term by a majority of the Directors then in office. In addition, the Board of Directors may eliminate any such vacancy by resolution reducing the number of positions on the Board of Directors.

      Section 10. REMOVAL OF DIRECTORS. Any one (1) or more of the Directors may be removed either with or without cause, at any time by a vote of the shareholders holding three-fourths (3/4) of the stock, at any special meeting called for the purpose.
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      Section 11. COMPENSATION COMMITTEE. There shall be a Compensation
Committee of the Board consisting of at least two (2) members who are Directors of the Corporation. The Compensation Committee shall have full authority to decide and implement all compensation matters of the Corporation, including without limitation officers' compensation.

                                  ARTICLE III.

                                    OFFICERS

      Section 1. TITLES, ELECTION AND DUTIES. The Directors shall choose from among their number a President and shall appoint a Secretary and Treasurer and such other officers as the Directors may from time to time deem appropriate. The duties of the officers of the Corporation shall be such as are specified below and such as usually pertain to such offices, as well as such as may be prescribed from time to time by the Board of Directors.

      Section 2. PRESIDENT. The President shall preside at all meetings of the Directors and shareholders, shall have general charge and direction of the business of the Corporation and shall perform such other duties as are properly required of him by the Board of Directors.

      Section 3. SECRETARY. The Secretary shall keep the minutes of the meetings of shareholders and the Board of Directors and shall give notice of all such meetings as required in these By-Laws. He shall have custody of such minutes, the seal of the Corporation and the stock
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certificate records of the Corporation, except to the extent some other person is authorized to have custody and possession thereof by a resolution of the Board of Directors.

      Section 4. TREASURER. The Treasurer shall keep the fiscal accounts of the Corporation, including an account of all moneys received or disbursed.

      Section 5. VACANCIES, HOW FILLED. All vacancies in any office shall be filled by the Board of Directors without undue delay at its regular meeting or at a meeting specially called for that purpose.

      Section 6. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Compensation Committee, or in the absence of such a committee, by the Board of Directors.

      Section 7. REMOVAL. The Board of Directors may remove any officer, by a vote, at any time, with or without cause.

                                   ARTICLE IV.

                                      SEAL

      Section 1. FORM. The seal of the Corporation shall be circular in form and shall include the name of the Corporation and the state of incorporation.
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                                   ARTICLE V.

                              CERTIFICATE OF STOCK

      Section 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the names of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and the number of shares. They shall be signed by the President and countersigned by the Secretary and sealed with the seal of the Corporation.

                                   ARTICLE VI.

                                    DIVIDENDS

      Section 1. WHEN DECLARED. The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.
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                                  ARTICLE VII.

              INDEMNIFICATION OF SHAREHOLDERS, DIRECTORS, OFFICERS,
                          EMPLOYEES, AGENTS AND OTHERS

      The Corporation shall to the extent provided by and in accordance with the General Corporation Law of the State of Delaware, indemnify any person who was or is a party, or was threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of that fact that he, or the person whose legal representative he is, is or was a shareholder, director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually and reasonably incurred by him and the person whose legal representative he is, in connection with such action, suit or proceeding, or any appeal therein.

                                  ARTICLE VIII.

                                   AMENDMENTS

      Section 1. HOW AMENDED. These By-Laws may be altered, amended, repealed or added to by an affirmative vote of the shareholders representing a majority of the capital stock entitled to vote thereon at any meeting of shareholders called for the purpose, or by an affirmative vote of a majority of the full Board of Directors at any meeting of the Board of
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Directors called for the purpose.